EX 23

Form 11-K for 2004

File No. 1-8610

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-99359) pertaining to Pacific Telesis Group Employee Stock Ownership Plan of our report dated June 14, 2005, with respect to the financial statements and supplemental schedules of Pacific Telesis Group Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP

San Antonio, Texas

June 14, 2005